Exhibit 4.4

8.5% SERIES A CONVERTIBLE 8.5% SERIES A CONVERTIBLE PREFERRED STOCK PREFERRED STOCK 8.5% Series A Convertible Preferred Stock (par value $0.01 per share) (liquidation preference $10.00 per share) of INCORPORATED UNDER THE LAWS Alon USA Energy, Inc. OF THE STATE OF DELAWARE CUSIP 020520 20 1 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. Alon USA Energy, Inc., a Delaware corporation (the “Corporation”), hereby certifies that is the record owner of This Stock is fully paid and non-assessable shares of preferred stock of the Corporation designated the “8.5% Series A Convertible Preferred Stock,” par value $0.01 per share and liquidation preference $10.00 per share (the “Convertible Preferred Stock”). The shares of Convertible Preferred Stock are transferable on referred one TRANSFER the books and records of the Corporation maintained by the Registrar, in person or by a duly authorized attorney, upon surrender of this certi_cate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible of Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certi_cate of Designation of the Corporation, dated October 27, 2010, as the same may be amended from time to time in accordance with its terms (the “Certi_cate of Designation”). Capitalized terms used herein but not de_ned shall have the respective meanings given them to in the Certi_cate of Designation. The Corporation will provide a copy of the Certi_cate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business. to the in Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certi_cate of Designation, which select provisions and the Certi_cate of Designation shall for all purposes have the same e_ect as if set forth herein. By Mellon certi_cates AGENT’S the Upon receipt of this certi_cate, the Holder is bound by the Certi_cate of Designation and is entitled to the bene_ts thereunder. Unless the Transfer Agent’s Certi_cate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any bene_t under the Certi_cate of Designation or be valid for any purpose. Investor within CERTIFICATE WITNESS WHEREOF, Alon USA Energy, Inc. has executed this certi_cate and a_xed its seal as of the date set forth below. Dated: representing mentioned Dated: Services OF AUTHORIZED Certi_cate AUTHENTICATION as shares TRANSFER of LLC Convertible of Designation OFFICER AGENT Preferred. Secretary Executive Chairman of the Board

Alon USA Energy, Inc.
8.5% Series A Convertible Preferred Stock
Dividends on each share of Convertible Preferred Stock shall be payable in cash, shares of Common Stock or a combination of cash or shares of Common Stock at a rate per annum set forth on the face hereof as provided in the Certificate of Designation.
The shares of Convertible Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
At any time from and after October 28, 2013, if the Daily VWAP of the Common Stock equals or exceeds 130% of the then-prevailing Conversion Price for at least 15 Trading Days in a period of 30 consecutive Trading Days, the Corporation may, at its option, require that each then outstanding share of Convertible Preferred Stock be automatically converted into a number of shares of the Common Stock equal to the then applicable Conversion Rate.
If any Holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, the Corporation will increase the conversion rate for shares of Convertible Preferred Stock surrendered for conversion in the manner and according to the terms set forth in the Certificate of Designation.
On or after October 28, 2017, the shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation.
As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints:
agent
to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substiture another to act for him or her.
Dated

X
X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed

By

SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” (I.E., A BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION) MEETING THE REQUIREMENTS OF THE REGISTRAR, WHICH REQUIREMENTS INCLUDE MEMBERSHIP OR PARTICIPATION IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”) OR SUCH OTHER “SIGNATURE GUARANTEE PROGRAM” AS MAY BE DETERMINED BY THE REGISTRAR IN ADDITION TO, OR IN SUBSTITUTION FOR, STAMP, ALL IN ACCORDANCE WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.